Question 77h:

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of December 31, 2003:

Fund                                        Shareholder

Basic Value Fund                            Lincoln Benefit Life

Blue Chip Fund                              Lincoln Benefit Life

Capital Appreciation Fund                   Allstate
                                            Lincoln Benefit Life

Diversified Mid-Cap Fund                    Lincoln Benefit Life

Equity Growth Fund                          Lincoln Benefit Life

Aggressive Growth Fund                      Allstate Life Insurance account 246
                                            Allstate Life Insurance account 262

Mid Cap Value Fund                          Lincoln Benefit Life
                                            Allstate Life Insurance account 262

Capital Growth Fund                         Allstate
                                            Lincoln Benefit Life

Value Equity Fund                   Allstate
                                            Lincoln Benefit Life

Balanced Fund                               Lincoln Benefit Life

Emerging Growth Equity Fund                 Allstate
                                            Lincoln Benefit Life


The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period July 1, 2003 through December 31, 2003:

Fund                                        Shareholder

Blue Chip Fund                              Allstate

Diversified Mid-Cap Fund                    Allstate

Equity Growth Fund                          Allstate

Balanced Fund                               Allstate